UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

      Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)               March 7, 2006

                           ALBANY INTERNATIONAL CORP.
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             (Exact name of registrant as specified in its charter)
        Delaware                          0-16214                14-0462060
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(State or other jurisdiction            (Commission           (I.R.S. Employer
      of incorporation)                 File Number)         Identification No.)

                 1373 Broadway, Albany, New York                   12204
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             (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code (518) 445-2200

                                      None
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Convertible Senior Notes

      On March 13, 2006, Albany International Corp. (the "Company") issued and sold to J.P. Morgan Securities Inc., Banc of America Securities LLC, LaSalle Financial Services, Inc., Daiwa Securities America Inc., HSBC Securities (USA) Inc., Mitsubishi UFJ Securities International plc, Greenwich Capital Markets, Inc. and Scotia Capital (USA) Inc. (the "Initial Purchasers") $150 million aggregate principal amount of 2.25% Convertible Senior Notes due 2026 (the "Notes"). In addition, the Company granted the Initial Purchasers a 13-day option to purchase up to an additional $30 million aggregate principal amount of the Notes to cover over-allotments, if any. The Notes were issued pursuant to an Indenture dated as of March 13, 2006 (the "Indenture") between the Company and JPMorgan Chase Bank, N.A., as Trustee. See Item 3.02 of this Current Report on Form 8-K for a description of the Indenture and the Notes issued pursuant thereto.

Convertible Note Hedge and Warrant Transactions

      On March 7, 2006, the Company entered into convertible note hedge transactions (the "Hedge Transactions") and warrant transactions (the "Warrant Transactions") with JPMorgan Chase Bank, N.A. and Bank of America, N.A., each an affiliate of an Initial Purchaser. See Item 3.02 of this Current Report on Form 8-K for a description of the Hedge Transactions and the Warrant Transactions.

Registration Rights Agreement

      In connection with the closing of the sale of the Notes, on March 13, 2006, the Company entered into a registration rights agreement (the "Registration Rights Agreement") with the Initial Purchasers. See Item 3.02 of this Current Report on Form 8-K for a description of the Registration Rights Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      The information provided in response to Item 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

Convertible Senior Notes

      On March 13, 2006, the Company issued and sold $150 million aggregate principal amount of the Notes in a private placement to the Initial Purchasers for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act").

      In connection with the closing of the sale of $150 million aggregate principal amount of the Notes, on March 13, 2006, the Company entered into the Indenture governing the Notes and issued a global note (the "Global Note") in an aggregate principal amount of $150 million in the name of Cede & Co. as nominee for The Depository Trust Company.

      The material terms and conditions of the Indenture and the Notes governed thereby are as follows:

      Maturity. March 15, 2026.

      Interest. The Notes will bear interest at the rate of 2.25% per year until March 15, 2013 and at a rate of 3.25% thereafter, payable semi-annually in arrears on March 15 and September 15 of each year, beginning September 15, 2006.

      Conversion Rights. The Notes will be convertible based on the applicable conversion rate, which initially shall be 22.4618 shares of Class A common stock per $1,000 principal amount of Notes (which equals an initial conversion price of approximately $44.52 per share of Class A common stock). The initial conversion price represents a premium of approximately 20% to the $37.10 per share closing price of the Company's Class A common stock on the New York Stock Exchange on March 7, 2006.

      Holders may convert their Notes at their option on any day prior to the close of business on the business day immediately preceding February 15, 2013 only under the following circumstances:


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

      (1) during the five business-day period after any five consecutive trading-day period (the "measurement period") in which the trading price per Note for each day of that measurement period was less than 103% of the product of the last reported sale price of the Company's Class A common stock and the conversion rate on each such day; or

      (2) upon the occurrence of specified corporate events.

      On or after February 15, 2013 until the close of business on the business day immediately preceding the maturity date, holders may convert their Notes at any time, irrespective of the foregoing circumstances.

      Upon conversion of a Note, a holder will receive (1) an amount in cash equal to the lesser of the principal amount of the Note and the conversion value thereof and (2) if the conversion value of the Note exceeds the principal amount of the Note, shares of the Company's Class A common stock in respect of the excess conversion value. The amounts payable on conversion of a Note will be determined in accordance with the Indenture and will be based on a daily conversion value calculated on a proportionate basis by reference to the volume weighted average price of the Company's Class A common stock for each day of the relevant twenty-five trading-day observation period applicable to the conversion.

      If a holder elects to convert its Notes in connection with a fundamental change that occurs on or prior to March 15, 2013, the conversion rate applicable to those Notes may be increased in certain circumstances.

      Optional Redemption by the Company. The Company may redeem for cash all or part of the Notes on or after March 15, 2013 at a price equal to 100% of the principal amount of the Notes being redeemed, plus any accrued and unpaid interest to but excluding the date of redemption.

      Purchase at Option of Holders on Specified Dates. Holders may require the Company to purchase for cash all or a portion of their Notes on March 15, 2013 and March 15, 2021 at a price equal to 100% of the principal amount being repurchased plus any accrued and unpaid interest to but excluding the purchase date.

      Purchase at Option of Holders on Fundamental Change. Upon a fundamental change, holders of the Notes may require the Company to purchase all or a portion of their Notes at a purchase price in cash equal to 100% of the principal amount being repurchased plus any accrued and unpaid interest to but excluding the purchase date.

      Ranking. The Notes are the Company's general unsecured obligations and rank equally with all of the Company's existing and future senior liabilities and senior to the Company's future indebtedness that is expressly subordinated in right of payment to the Notes. The Notes are effectively junior to any secured indebtedness and to all existing and future indebtedness and other liabilities of the Company's subsidiaries.

      Commissions and discounts paid to the initial purchasers in connection with the sale of the Notes were approximately $3.75 million.

Convertible Note Hedge and Warrant Transactions

      On March 7, 2006, the Company entered into the Hedge Transactions and the Warrant Transactions with JPMorgan Chase Bank, N.A. and Bank of America, N.A. The Hedge Transactions and Warrant Transactions are intended to reduce the potential dilution upon future conversion of the Notes by providing the Company with the option, subject to certain exceptions, to acquire shares which offset the delivery of newly issued shares upon settlement of conversions of the Notes. This has the economic effect to the Company of increasing the conversion price of the Notes to $52.25 per share. The Company paid a premium of approximately $39.8 million for the Hedge Transactions and received a premium of approximately $27.7 million for the Warrant Transactions, for a net cost of approximately $12.2 million.

      Pursuant to the Hedge Transactions, if the Company gives JPMorgan Chase Bank, N.A. or Bank of America, N.A. notice of any conversion of the Notes on or prior to March 15, 2013, JPMorgan Chase Bank, N.A. or Bank of America, N.A. is required to deliver to the Company the number of shares of the Company's Class A common stock that the Company is obligated to deliver to the holders of the Notes with respect to the conversion, calculated exclusive of shares deliverable by the Company by reason of any additional (or "make whole") premium relating to the Notes or by reason of any election by the Company to unilaterally increase the conversion rate pursuant to the Indenture.

      The warrants issued pursuant to the Warrant Transactions have an initial strike price of $52.25 per share. The warrants expire over a period of sixty trading days beginning on June 15, 2013 and are American-style warrants (exercisable at any time).


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If the warrants are exercised when they expire, the Company may choose either net cash or net share settlement. If the warrants are exercised before they expire, they must be net share settled. If the Company elects to net cash settle the warrants, the Company will pay cash in an amount equal to, for each exercise of warrants, (i) the number of warrants exercised multiplied by (ii) the excess of the volume weighted average price of the Company's Class A common stock on the expiration date of such warrants (the "Settlement Price") over the strike price. Under net share settlement, the Company will deliver to JPMorgan Chase Bank, N.A. or Bank of America, N.A. a number of shares of the Company's Class A common stock equal to, for each exercise of warrants, (x) the amount payable upon net cash settlement divided by (y) the Settlement Price.

      We issued and sold the warrants in transactions exempt from the registration requirements of the Securities Act because the offer and sale did not involve a public offering. There were no underwriting commissions or discounts in connection with the sale of the warrants.

Registration Rights Agreement

      In connection with the closing of the sale of the Notes, on March 13, 2006, the Company entered into a registration rights agreement (the "Registration Rights Agreement") with the Initial Purchasers.

      Under the Registration Rights Agreement, the Company has agreed, for the benefit of the holders of the Notes, to file, or have on file, a shelf registration statement with respect to the resale of the Notes and the Class A common stock issuable upon conversion of the Notes within 90 days after the original issuance of the Notes and to use reasonable best efforts to cause such shelf registration statement to be declared effective within 180 days after the original issuance of the Notes. The Company also has agreed to use its reasonable best efforts to keep the registration statement effective until such time as all of the Notes and the Class A common stock issuable on the conversion thereof cease to be outstanding or have either been (A) sold or otherwise transferred pursuant to an effective registration statement or (B) sold pursuant to Rule 144 under circumstances in which any legend borne by the Notes or Class A common stock relating to restrictions on transferability thereof is removed or such Notes or Class A common stock are eligible to be sold pursuant to Rule 144(k) or any successor provision, subject to certain exceptions set forth in the Registration Rights Agreement.

      Certain of the Initial Purchasers or their affiliates have from time to time performed, and may in the future perform, various investment banking, financial advisory and lending services for the Company and its affiliates, for which they have received and will receive customary fees.


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

                                    Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ALBANY INTERNATIONAL CORP.
                                        By: /s/ Michael C. Nahl
                                        ----------------------------------------
                                        Name: Michael C. Nahl
                                        Title: Executive Vice President and
                                        Chief Financial Officer
                                        (Principal Financial Officer)

Date:   March 13, 2006


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